Sub-Item 77Q1(e)
                                AIM STOCK FUNDS
                                AMENDMENT NO. 1
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS


         This Amendment dated as of July 16, 2004, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated November 25, 2003, between A I M Advisors, Inc., hereinafter "Adviser," 11 Greenway Plaza, Suite 100, Houston, Texas 77046, and INVESCO Institutional (N.A.), Inc. "Sub-Adviser," 1360 Peachtree Street, N.E., Suite 100, Atlanta, Georgia 30309.

                              W I T N E S S E T H:

         WHEREAS, the parties entered into the Contract with respect to INVESCO Dynamics Fund, INVESCO Mid-Cap Growth Fund, INVESCO Small Company Growth Fund and INVESCO S&P 500 Index Fund, series portfolios of AIM Stock Funds;

         WHEREAS, the parties desire to amend the Contract to terminate the sub-advisory services with respect to INVESCO Dynamics Fund and INVESCO Mid-Cap Growth Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

                                      FUND
                                      ----
INVESCO Small Company Growth Fund

INVESCO S&P 500 Index Fund"


         2. In all other respects, the Contract is hereby confirmed and remains in full force and effect.




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IN WITNESS WHEREOF, the parties have caused this Contract to be executed by their respective officers on the date first written above.

A I M ADVISORS, INC.                      INVESCO INSTITUTIONAL (N.A.), INC.



Adviser                                   Sub-Adviser

By:     /s/ Mark H. Williamson            By:    /s/ Jeffrey H. Kupor
        ------------------------------           ------------------------------

Name:      Mark H. Williamson             Name:  Jeffrey H. Kupor
       -------------------------------           ------------------------------

Title:        President                   Title:  General Counsel & Secretary
        ------------------------------            -----------------------------